UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 17, 2004

Trinity3 Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26651 (Commission File Number)	65-0884085 (I.R.S. Employer Identification No.)

1920 Main Street, Suite 980 Irvine, California 92614 (Address of principal executive offices) (zip code)

(949) 910-2383 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement

On December 17, 2004, we entered into an agreement with the previous owner of Skyline Orthopedics, Inc. which, among other things, terminated our obligations under that certain $250,000 promissory note dated February 11, 2004, and the accompanying Guarantee. The promissory note was entered into in connection with our purchase of Skyline Orthopedics, Inc. The consulting agreement entered into with the same party at the time of acquisition was previously terminated, and thus there currently is no existing material relationship between us and the seller. The termination of the note will not have a material income statement effect on the fourth quarter results of operations, but will reduce debt on our balance sheet by $250,000 and reduce goodwill paid in the acquisition by a similar amount.

Item 3.02    Unregistered Sales of Equity Securities

On December 17, 2004, in connection with the cancellation of $250,000 in indebtedness, we issued 30,000 shares of our common stock, restricted in accordance with Rule 144, to one individual. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the individual was a sophisticated purchaser.

EXHIBITS

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2004

Trinity3 Corporation, a Delaware corporation

By:	/s/ Steven D. Hargreaves
By: Steven D. Hargreaves
Its: President and Chief Financial Officer

By:	/s/ Shannon T. Squyres
By: Shannon T. Squyres
Its: Chief Executive Officer and Secretary

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